UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

April 21, 2011
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street,
Burlington, North Carolina	27215	336-229-1127
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

Summary information of the Company dated April 21, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
Registrant

By:	/s/ F. SAMUEL EBERTS III
F. Samuel Eberts III
Chief Legal Officer and Secretary

April 21, 2011

8-K Filed April 21, 2011

Introduction
This slide presentation contains forward-looking statements which are subject to change based on various important factors, including without limitation, competitive actions in the marketplace and adverse actions of governmental and other third-party payors.
Actual results could differ materially from those suggested by these forward-
looking statements. Further information on potential factors that could affect the Company’s financial results is included in the Company’s Form 10-K for the year ended December 31, 2010, and subsequent SEC filings. The Company has no obligation to provide any updates to these forward-looking statements even if its expectations change.
GENZYME GENETICS and its logo are trademarks of Genzyme Corporation and used by Esoterix Genetic Laboratories, LLC, a wholly-owned subsidiary of
LabCorp, under license. Esoterix Genetic Laboratories and LabCorp are operated independently from Genzyme Corporation.

First Quarter Results
(In millions, except per share data)
	Three Months Ended Mar 31,
	2011	2010	+/(-)
Revenue	$ 1,368.4	$ 1,193.6	14.6%
Adjusted Operating Income (1)	$ 263.7	$ 243.5	8.3%
Adjusted Operating Income Margin (1)	19.3%	20.4%	-110	bp
Adjusted EPS (1)	$ 1.52	$ 1.40	8.6%

Operating Cash Flow	$ 215.3	$ 232.0	-7.2%
Less: Capital Expenditures	$ (29.4)	$ (24.5)	20.0%
Free Cash Flow	$ 185.9	$ 207.5	-10.4%

(1) See Reconciliation of non-GAAP Financial Measures (included herein)

2004-2010
$1,000
$800
$600
$400
$200
$-
$ Millions
$538
$443
$574
$481
$632
$516
$710
$567
$781
$624
$862
$748
$884
$758
2004
2005
2006
2007
2008
2009
2010
Operating Cash Flow
Free Cash Flow

LabCorp
Laboratory Corporation of America

Cash Flow Trends
9.4% FCF CAGR

Financial Guidance - 2011
 Excluding the impact of restructuring and other special charges and share repurchase activity after March 31, 2011,
 guidance for 2011 is:
• Revenue growth:	Approximately 9.5% - 11.5%
• Adjusted EPS Excluding Amortization:	$6.17 - $6.32
• Operating cash flow:	Approximately $900 Million
• Capital expenditures:	$140 Million - $150 Million

Supplemental Financial
Information
Laboratory Corporation of America
Other Financial Information
March 31, 2011
($ in millions)

Q1 11

Depreciation	$ 35.5
Amortization	$ 21.9
Capital expenditures	$ 29.4
Cash flows from operations	$ 215.3
Bad debt as a percentage of sales	4.73%
Effective interest rate on debt:
Zero coupon-subordinated notes	2.00%
3 1/8% Senior Notes	3.27%
4 5/8% Senior Notes	4.74%
5 1/2% Senior Notes	5.38%
5 5/8% Senior Notes	5.75%
Term loan	0.93%
Revolving credit facility (weighted average)	0.59%
Days sales outstanding	47

Reconciliation of non-GAAP
Financial Measures
Reconciliation of non-GAAP Financial Measures
(In millions, except per share data)

	Three Months Ended Mar 31,
Adjusted Operating Income	2011	2010
Operating income	$ 235.8	$ 234.2
Restructuring and other special charges (1) (2)	27.9	9.3
Adjusted operating income	$ 263.7	$ 243.5

Adjusted EPS Excluding Amortization
Diluted earnings per common share	$ 1.23	$ 1.25
Impact of restructuring and other special charges (1) (2)	0.16	0.05
Amortization expense	0.13	0.10
Adjusted EPS Excluding Amortization (3)	$ 1.52	$ 1.40

1)      During the first quarter of 2011, the Company recorded restructuring and other special charges of $27.9 million. The charges included $4.0 million in severance and other personnel costs along with $9.8 million in facility-related costs associated with the integration of Genzyme Genetics. The charges also included a $14.8 million write-off of an investment made in a prior year. The after tax impact of these charges decreased net earnings for the quarter ended March 31, 2011, by $16.9 million and diluted earnings per share by $0.16 ($16.9 million divided by 103.2 million shares).

2)      During the first quarter of 2010, the Company recorded net charges of $9.3 million relating to severance payments and the closing of redundant and underutilized facilities as well as the write-off of development costs incurred on systems abandoned during the quarter. The after tax impact of these charges decreased net earnings for the quarter ended March 31, 2010, by $5.7 million and diluted earnings per share by $0.05 ($5.7 million divided by 106.5 million shares).

3)      The Company continues to grow the business through acquisitions and has begun using Adjusted EPS Excluding Amortization as a measure of operational performance, growth and shareholder returns. The Company believes adjusting EPS for amortization will provide investors with better insight into the operating performance of the business.
For the quarters ended March 31, 2011 and 2010, intangible amortization was $21.9 million and $17.4 million, respectively ($13.2 million and $10.5 million net of tax, respectively) and decreased EPS by $0.13 ($13.2 million divided by 103.2 million shares) and $0.10 ($10.5 million divided by 106.5 million shares), respectively.